UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010

MISCOR Group, Ltd.
(Exact name of registrant as specified in its charter)

Indiana	000-52380	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 234-8131

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

MISCOR Group, Ltd. (the “Company”), Magnetech Industrial Services, Inc. (“MIS”), Martell Electric, LLC (“Martell”), HK Engine Components, LLC (“HK”), Magnetech Power Services, LLC (“MPS”), Ideal Consolidated, Inc. (“Ideal”), 3-D Service, Ltd. (“3D”), and American Motive Power, Inc. (“AMP” and together with the Company, MIS, Martell, HK, MPS, Ideal and 3D, the “Borrowers” and each a “Borrower”) and Wells Fargo Business Credit, a division of Wells Fargo Bank, National Association (“Wells Fargo”), are parties to that certain Credit and Security Agreement dated January 14, 2008, as amended (the “Credit Agreement”).

The Company has notified Wells Fargo that it intends to sell its Construction and Engineering Services business to the Company’s President and CEO, John A. Martell, and his wife, Bonnie M. Martell, consisting of the outstanding capital stock of Ideal and the membership units of Martell (the “CES Sale”).  On January 14, 2010, the Borrowers and Wells Fargo executed a Sixth Amendment to the Credit Agreement (the “Sixth Amendment”) that includes the consent of Wells Fargo to the CES Sale and a modification of the Credit Agreement.

Wells Fargo’s consent to the CES Sale in the Sixth Amendment is subject to the satisfaction of several conditions, including:

•	any definitive acquisition agreement must be reviewed and accepted by Wells Fargo, in its sole discretion;

•	any definitive acquisition agreement must provide that the Borrowers will receive at least $1,300,000 in cash; and

•	as part of the CES Sale, no more than $2 million of currently outstanding subordinated debt of the Borrowers owed to John A. Martell may be forgiven.

The Sixth Amendment provides that if the CES Sale is not completed by January 15, 2010, the Credit Agreement will be amended to, among other things, revise the definition of “Borrowing Base,” resulting in lower available borrowings.  As of the date of this Current Report, the CES Sale is not completed and therefore the foregoing amendment to the Credit Agreement is effective.

The Sixth Amendment also provides that Borrowers must raise at least $1 million of additional capital by January 27, 2010, and that Borrowers must pay an additional $10,000 per month to Wells Fargo to reduce the unpaid principal balance relating to the Real Estate Note dated January 14, 2008.

A copy of the Sixth Amendment is filed herewith and incorporated by reference herein.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2010, the Board of Directors of MISCOR appointed Michael D. Topa to serve as a director.  Mr. Topa’s appointment fills the vacancy left after Richard A. Tamborski resigned as a director.  There is no plan, contract or arrangement with Mr. Topa for his service as a director.

Mr. Topa will receive compensation as a non-employee director.  We pay our non-employee directors an annual retainer of $4,000, plus $750 for each full board meeting and $500 for each committee meeting attended. If, however, a director attends the meeting by telephone rather than in person, the fees are reduced to $500 for a full board meeting and $300 for a committee meeting. In addition, our directors are eligible to receive stock option grants under our 2005 Stock Option Plan and offers to purchase restricted stock under our 2005 Restricted Stock Plan. We reimburse our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

Mr. Topa is currently serving as MISCOR’s Interim Chief Financial Officer.  Mr. Topa is an independent contractor and is paid weekly for his services.  There is no written agreement with Mr. Topa.  In 2009, he was paid $4,000 per week to serve as Interim Chief Financial Officer.  MISCOR is currently in discussions with Mr. Topa regarding his compensation arrangements for 2010, which are expected to be finalized within the next several weeks.

Item 9.01   Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
10.1	Sixth Amendment to Credit and Security Agreement dated January 14, 2010, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR Group, Ltd.
Date: January 21, 2010

	By:	/s/ John A. Martell
John A. Martell
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sixth Amendment to Credit and Security Agreement dated January 14, 2010, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant.